UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): May 27, 2015 (May 21, 2015)

STEEL DYNAMICS, INC.

(Exact name of registrant as specified in its charter)

Indiana	0-21719	35-1929476
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7575 W. Jefferson Blvd., Fort Wayne, Indiana 46804

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:  260-969-3500

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

Steel Dynamics, Inc. held its Annual Meeting of Stockholders on May 21, 2015. Of the 241,655,699 shares of common stock issued and outstanding as of the record date on March 23, 2015, 220,259,591 shares were present, in person or by proxy, thus constituting a quorum of 91.14% of the total shares outstanding and entitled to vote.

At the meeting, stockholders elected all eleven of the directors nominated by the Board of Directors, to serve for a term of one year and until their successors are duly elected and qualified; ratified the appointment of Ernst & Young LLP independent registered public accounting firm as Steel Dynamics, Inc.’s auditors for the year ending December 31, 2015; approved the Steel Dynamics, Inc. 2015 Equity Incentive Plan; and approved, by an advisory vote, named executive officer compensation for 2014.

Set forth below is the final share voting results for each of the proposals.

(1)         Election of eleven (11) director nominees for a one-year term.

Director	Votes For	Votes Withheld	Broker Non-Votes

Mark D. Millett	186,339,415	10,220,931	23,699,245
Richard P. Teets, Jr.	185,283,211	11,277,135	23,699,245
John C. Bates	153,992,584	42,567,762	23,699,245
Keith E. Busse	173,184,806	23,375,540	23,699,245
Frank D. Byrne, M.D.	178,713,611	17,846,735	23,699,245
Traci M. Dolan	195,004,416	1,555,930	23,699,245
Paul B. Edgerley	192,768,408	3,791,938	23,699,245
Dr. Jürgen Kolb	178,486,645	18,073,701	23,699,245
James C. Marcuccilli	181,367,466	15,192,880	23,699,245
Bradley S. Seaman	194,243,786	2,316,560	23,699,245
Gabriel L. Shaheen	187,824,152	8,736,194	23,699,245

(2)         Proposal to ratify the appointment of Ernst & Young LLP independent registered accounting firm as Steel Dynamics, Inc.’s auditors for the year ending December 31, 2015.

Votes For	Votes Against	Abstentions	Broker Non-Votes
218,425,511	1,788,218	45,862	—

(3)         Proposal to approve the Steel Dynamics, Inc. 2015 Equity Incentive Plan.

Votes For	Votes Against	Abstentions	Broker Non-Votes
184,733,585	11,652,769	173,992	23,699,245

(4)         Proposal to approve, by an advisory vote, named executive officer compensation for 2014.

Votes For	Votes Against	Abstentions	Broker Non-Votes
194,519,841	1,831,345	209,160	23,699,245

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereto duly authorized.

STEEL DYNAMICS, INC.

/s/Theresa E. Wagler

Date: May 27, 2015	By:	Theresa E. Wagler
	Title:	Chief Financial Officer